UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

119 Fourth Avenue Needham, Massachusetts	02494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 433-0771

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                             Entry into a Material Definitive Agreement.

To help meet our anticipated liquidity needs to support the ongoing clinical development of our later-stage programs, to payoff certain debt obligations and to provide funding for future working capital and general corporate purposes, Celldex Therapeutics, Inc. (the “Company”) has entered into two transactions that we believe will extend our liquidity and cash resources.

Debt Facility:  The Company entered into a Loan and Security Agreement (the “Loan Agreement”) with MidCap Financial, LLC (“MidCap”), in its capacity as agent (“Agent”) and as initial lender (the “Lender”), pursuant to which the Company borrowed an aggregate of $10,000,000 (the “Loan”) funded at the closing on December 30, 2010 (the “Closing Date”). While no assurances can be given, the Company anticipates increasing the amount of the debt facility under existing terms by up to $5 million, from the Lender or an additional lender, over the next 60 days. The Company will use the proceeds of the Loan to retire the approximately $12.8 million of outstanding principal and accrued interest owed to holders of the Company’s 4% convertible subordinated debt due on February 15, 2011, as well as for working capital purposes.

The Loan is evidenced by a promissory note issued by the Company to the Lender (the “Note”). No additional advances are available under the Loan Agreement. The Loan will accrue interest in arrears from the Closing Date until it is fully repaid at a fixed annual interest rate equal to the greater of (i) the sum of (A) the LIBOR Rate (as defined in the Loan Agreement) plus (B) 6.25%; or (ii) a minimum rate of 9.50%. The Company must make monthly interest payments commencing on February 1, 2011 and must repay the principal amount of the Loan in 27 approximately equal consecutive monthly installments commencing on October 1, 2011. Notwithstanding the foregoing, all unpaid principal and accrued interest with respect to the Loan is due and payable on the earlier of (A) December 30, 2013 or (B) the date that the Loan otherwise becomes due and payable under the terms of the Loan Agreement. In addition, upon repayment in full of the Loan, the Company is obligated to make a final payment fee equal to 3% of the original principal amount of the Loan. The Company may prepay all, but not less than all, of the Loan subject to a prepayment premium of 1% in year three, 2% in year two, and 4% in year one of the original principal amount of the Loan.

The obligations of the Company under the Loan Agreement are secured by a first priority lien upon and security interest in substantially all of the Company’s existing and after-acquired assets, excluding its intellectual property assets (the “Collateral”).

Under the Loan Agreement, the Company is subject to specified affirmative covenants customary for financings of this type, including but not limited to the obligations to maintain good standing, provide various notices to the Agent, deliver financial statements to the Agent, maintain adequate insurance, promptly discharge all taxes, protect its intellectual property and protect the Collateral. The Company is also subject to certain negative covenants customary for financings of this type, including but not limited to prohibitions against certain mergers and consolidations, certain management and ownership changes constituting a “change of control,” and the imposition of additional liens on Collateral or other Company assets, as well as prohibitions against additional indebtedness, certain dispositions of property, changes in the Company’s business, name or location, payment of dividends, prepayment of certain other indebtedness, certain investments or acquisitions, and certain transactions with affiliates, in each case subject to certain customary exceptions, including exceptions that allow the Company to enter into non-exclusive and/or exclusive licenses and similar agreements providing for the use of the Company’s intellectual property in collaboration with third parties provided certain conditions are met.

The Loan Agreement provides that, upon the occurrence of certain specified events of default customary for financings of this type, the Company’s obligations under the Loan Agreement may be automatically accelerated, whereupon the Company’s obligations under the Loan Agreement shall be immediately due and payable. Upon the occurrence and during the continuance of any event of default, the Company’s obligations under the Loan Agreement will bear interest at a rate equal to the lesser of (a) 5%

above the rate of interest applicable to such obligations immediately prior to the occurrence of the event of default and (b) the maximum rate allowable by applicable law.

The above description of the Loan Agreement is only a summary and is qualified in its entirety by reference to the full text of the Loan Agreement, the Promissory Notes, and related documents, which are filed as exhibits hereto and are incorporated by reference herein.

Equity Financing Facility:  On January 6, 2011, the Company entered into a controlled equity offering sales agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which the Company may issue and sell up to 5,000,000 shares of its common stock from time to time through Cantor, acting as agent. Sales of our common stock through Cantor, if any, will be made on the NASDAQ Global Market by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Cantor and us. Cantor will use its commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose). We will pay Cantor a commission rate up to 5.0% of the gross sales price per share of any common stock sold through Cantor as agent under the Sales Agreement. We have also agreed to reimburse Cantor for certain expenses incurred in connection with entering into the Sales Agreement and have provided Cantor with customary indemnification rights. The Company will use the proceeds of this financing facility for working capital and general corporate purposes.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1.3 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Sales Agreement into our shelf registration statement on Form S-3 (File No. 333-165899) previously filed with the SEC.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This current report contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to the anticipated increase to the amount of the Company’s debt facility.  Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the availability of debt financing for the Company and general economic conditions, and other factors listed under “Risk Factors” in our annual report on Form 10-K.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Lowenstein Sandler PC

10.1.1	Loan and Security Agreement, dated as of December 30, 2010, by and among Celldex Therapeutics, Inc., Celldex Research Corporation and MidCap Financial, LLC.*

10.1.2	Promissory Note issued by Celldex Therapeutics, Inc. and Celldex Research Corporation to MidCap Financial, LLC.

10.1.3	Sales Agreement, dated January 6, 2011, between Celldex Therapeutics, Inc. and Cantor Fitzgerald & Co.

23.1	Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

* The schedules to this agreement have been omitted from this filing. Celldex will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Date: January 6, 2011	/s/ Avery W. Catlin
Avery W. Catlin, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Lowenstein Sandler PC

10.1.1	Loan and Security Agreement, dated as of December 30, 2010, by and among Celldex Therapeutics, Inc., Celldex Research Corporation and MidCap Financial, LLC.*

10.1.2	Promissory Note issued by Celldex Therapeutics, Inc. and Celldex Research Corporation to MidCap Financial, LLC.

10.1.3	Sales Agreement, dated January 6, 2011, between Celldex Therapeutics, Inc. and Cantor Fitzgerald & Co.

23.1	Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

* The schedules to this agreement have been omitted from this filing. Celldex will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.